Exhibit 10.7

EXECUTION VERSION

March 30, 2011

Kingsbrook Opportunities Master Fund LP

Each other Person set forth on Schedule I

    party to the Securities Purchase Agreement

c/o Kingsbrook Partners LP

590 Madison Avenue, 27th Floor

New York, New York 10022

RE:	Credit Agreement, dated March 30, 2011 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Amerigon Incorporated, a Michigan corporation (the “Company”) and Amerigon Europe GmbH, a German limited liability company, as borrowers, each lender from time to time party thereto and Bank of America, N.A., as administrative agent, swing line lender and L/C issuer (the “Senior Agent”)

Ladies and Gentlemen:

Reference is hereby made to the Credit Agreement described above. Capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Credit Agreement. This letter agreement (this “Preferred Equity Subordination Agreement”) is the Preferred Equity Subordination Agreement referred to in the Credit Agreement.

By signing below, each of the Persons set forth on Schedule I attached hereto (each such Person, an “Investor Party”) hereby agrees with the Senior Agent that, notwithstanding anything to the contrary contained in the Securities Purchase Agreement, dated as of March 30, 2011 (the “Securities Purchase Agreement”), by and among the Company and the Investor Parties and the other Transaction Documents (under and as defined in the Securities Purchase Agreement and collectively with the Securities Purchase Agreement, the “Investor Documents”) and until the date on which all Obligations under the Credit Agreement and the other Loan Documents (collectively, the “Senior Obligations”) have been paid in full in cash, all Letters of Credit have been terminated or expired (or Cash Collateralized), all Secured Hedge Agreements have been terminated or have been otherwise provided for on terms reasonably satisfactory to the parties thereto, and all Commitments shall have been terminated (such date, the “Termination Date”):

(a)	Each Investor Party hereby, expressly and in all respects, subordinates and makes junior and inferior all obligations of the Company to make payments, including Restricted Payments, in cash under the Investor Documents to the payment and, except as expressly provided herein, enforcement of the Senior Obligations.

(b)

No payment, including Restricted Payments, agreed or required to be made in cash to any Investor Party under the Securities Purchase Agreement shall be made in cash to any such Investor Party unless, both immediately prior to and immediately after giving effect to such payment in cash, (i) no Default under

Section 8.01(a) or Event of Default (any such Default or Event of Default, a “Specified Default”) under the Credit Agreement exists or would result from any such payment in cash and (ii) the Company is and will be in pro forma compliance with the Fixed Charge Coverage Ratio required under Section 7.11 of the Credit Agreement. Any payment which is not made in cash due to this clause (b) may be accrued and paid in cash on and at such later date as the requirements of this clause (b) are satisfied. Nothing in this Preferred Equity Subordination Agreement shall prohibit the Company from making payments, including Restricted Payments, under the Investor Documents (A) solely in the form of common stock or other common Equity Interests of the Company or (B) in respect of reasonable out-of-pocket costs and expenses of the Investor Parties in an amount not to exceed $100,000 in any fiscal year in accordance with the terms of the Investor Documents; provided that such limitation shall not apply to the payment by the Company of the portion of the Acquisition Transaction Expenses related to the costs and expenses of the Investor Parties incurred in connection with the Preferred Equity Documents.

(c)	Following the receipt by the Investor Parties of written notice from the Senior Agent of the occurrence of any Specified Default and until such Specified Default is cured or waived in writing, no Investor Party shall (i) commence, or cause to be commenced, or join with any creditor or other Person, other than the Senior Agent, in commencing any proceeding under any Debtor Relief Law against the Company or (ii) bring suit or institute any other actions or proceedings to enforce its rights or interests in respect of the obligations of the Company owing to such Investor Party under the Investor Documents; provided that any Investor Party may (A) accelerate the obligations of the Company under the Investor Documents upon the occurrence of a “Triggering Event” under and as defined in the Investor Documents, (B) commence any legal action necessary to toll the running of any applicable statute of limitations or (C) bring suit or institute any other action to enforce the obligations of the Company under the Investor Documents to (1) issue common Equity Interests to the Investor Parties in accordance with the terms of the Investor Documents, (2) enforce the obligations of the Company under the Investor Documents other than to make payments in cash in respect of the Preferred Equity Investment, (3) enforce the obligations of the Company under the Investor Documents to make payments in cash, solely to the extent that such cash payments are then due and owing in respect of the Preferred Equity Investment if, at the time of such enforcement (x) the conditions to the Company’s ability to make such payment in cash in accordance with clause (b) above have been met (without giving effect to any Event of Default arising under the Credit Agreement solely as a result of the failure of the Company to make such payment in cash) and (y) the Company has failed to make such payment in cash or (4) enforce any and all obligations of the Company under the Investor Documents upon the acceleration of the Senior Obligations by the Senior Agent or any of the Secured Parties.

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(d)	In the event that, notwithstanding the provisions of this Preferred Equity Subordination Agreement, any payment, including Restricted Payments, shall be received in cash by any Investor Party in contravention of the express terms of this Preferred Equity Subordination Agreement, such cash payments shall be held in express trust for the benefit of the Senior Agent for the benefit of the Secured Parties and shall be paid over or delivered to the Senior Agent for the benefit of the Secured Parties for application to the payment, in full, of all Senior Obligations remaining unpaid.

(e)	Subject to clause (f) below, neither the Senior Agent nor any Secured Party shall have any liability to any Investor Party or any Affiliate thereof for any action which the Senior Agent or any such Secured Party takes or omits to take with respect to the Company, any other Loan Party, any Collateral or any Loan Document, including without limitation, (i) actions or inactions with respect to the creation, perfection or continuation of Liens on the Collateral and other security for the Senior Obligations, (ii) actions or inactions with respect to the occurrence of any Default or Event of Default, (iii) actions or inactions with respect to the foreclosure upon, sale, release, or depreciation of, or failure to realize upon, any of the Collateral, (iv) actions or inactions with respect to the collection of any claim for all or any part of the Senior Obligations from any account debtor, guarantor or any other party, (v) any other actions or inactions with respect to the enforcement of the Loan Documents or the valuation, use, protection or disposition of the Collateral or any other security for the Senior Obligations and (vi) the election of the Senior Agent or any such Secured Party, in any proceeding instituted under any Debtor Relief Law, including any proceeding for the application of Section 1111(b) under Chapter 11 of Title 11 of the United States Bankruptcy Code (the “Bankruptcy Code”).

(f)	No amendment, restatement, supplement or other modification or waiver of the Credit Agreement or any other Loan Document shall limit the rights of the Senior Agent or any Secured Party hereunder; provided that the Senior Agent and the Lenders shall not, without the prior written consent of the requisite Investor Parties under the Investor Documents, amend, restate, supplement or otherwise modify or waive any of the terms or provisions of the Credit Agreement or any other Loan Document if the effect of such amendment, restatement, supplement or other modification or waiver would be to cause or permit the aggregate principal amount of the Senior Obligations to exceed $150,000,000, or (ii) prohibit or restrict (A) the ability of the Company to make payments, including Restricted Payments, in respect of the Preferred Equity Investment in accordance with the terms of this Preferred Equity Subordination Agreement, or (B) the ability of the Company and the Investor Parties to amend, modify or otherwise waive the provisions of the Investor Documents, in each case, in a manner that is more restrictive than the prohibitions and restrictions as in effect on the date hereof contained in the Credit Agreement and the other Loan Documents.

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(g)	No amendment shall be made to the Preferred Equity Documents, (which, solely for purposes of this clause (g) shall include the Organization Documents of the Company), that would (i) increase the dividend rate payable in cash in respect of the Preferred Equity Investment, (ii) shorten the maturity of the Preferred Equity Investment to the extent that payments thereof would be required to be paid in cash, (iii) increase the amount of the Preferred Equity Investment, other than (A) increases in the stated values of the Preferred Equity Investment contemplated by the Preferred Equity Documents as in effect on the Closing Date and (B) increases that do not increase the amount of payments in cash payable by the Company under the Preferred Equity Documents as in effect on the Closing Date, (iv) add or make more restrictive the covenants, agreements, or events of default or other trigger events under the Preferred Equity Documents as in effect on the Closing Date or (v) that otherwise would adversely affect, in any material respect, the rights and remedies of the Administrative Agent or other Secured Parties under the Credit Agreement or the other Loan Documents.

To induce the Senior Agent and the Lenders to enter into the Credit Agreement and the other Loan Documents, each Investor Party hereby (a) acknowledges that the amounts due or to become due under the Investor Documents are not secured by any Lien in any asset of the Company or any other Loan Party or any of their respective Subsidiaries and agrees not to take or receive any such Lien (other than as a result of the enforcement of any judgment obtained against the Company in accordance with the terms of clause (c) of this Preferred Equity Subordination Agreement) without the prior written consent of the Senior Agent, and (b) represents, warrants and agrees with the Senior Agent that (i) each such Investor Party is, as of the date hereof, the lawful payee of all amounts due or to become due under the Investor Documents and (ii) without the prior written consent of the Senior Agent, no such Investor Party will assign, transfer or pledge to any other Person (including, without limitation, any Affiliate of any such Investor Party) any of the such Investor Party’s rights under the Investor Documents, unless such Person shall have agreed to execute a joinder to become party to this Preferred Equity Subordination Agreement in the form attached as Annex I hereto.

This Preferred Equity Subordination Agreement shall remain in full force and effect and enforceable pursuant to its terms as a subordination agreement in accordance with Section 510(a) of the Bankruptcy Code, and all references herein to the Company, any other Loan Party or any of their respective Subsidiaries shall be deemed to apply to such entity as debtor in possession and to any trustee in bankruptcy for the estate of such entity. The provisions of this Preferred Equity Subordination Agreement shall further continue to be effective or be reinstated and the Senior Obligations shall not be deemed to be paid in full in cash, as the case may be, if at any time any payment of any of the Senior Obligations are rescinded or must otherwise be returned by the holder thereof upon the insolvency, bankruptcy or reorganization of the Company or otherwise, all as though such payment had not been made.

Notwithstanding anything herein to the contrary, the Liens securing any Senior Obligation shall at all times be senior and prior in all respects to any Lien securing any asset of the Company in favor of any Investor Party obtained by any such Investor Party in connection with any judgment permitted to be obtained in accordance with clause (c) of this Preferred Equity Subordination

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Agreement, and any such Lien securing any asset of the Company in favor of any Investor Party obtained by any such Investor Party in connection with any judgment permitted to be obtained in accordance with clause (c) of this Preferred Equity Subordination Agreement shall at all times be junior in all respects to the Liens on any Collateral securing the Senior Obligations.

The senior priority of the Liens securing Senior Obligations and the rights and obligations of the parties hereto shall remain in full force and effect irrespective of: (i) how such Lien was acquired (whether by grant, possession, statute, operation of law, subrogation, or otherwise); (ii) the time, manner, or order of the grant, attachment, or perfection of such Lien; (iii) any conflicting provision of any applicable UCC or other applicable law; (iv) any defect in, or non-perfection, setting aside, or avoidance of, a Lien or any Loan Document, any Investor Document or this Preferred Equity Subordination Agreement; (v) the modification of the Senior Obligations or the obligations owing to the Investor Parties; (vi) the modification of any Loan Document, any Investor Document or this Preferred Equity Subordination Agreement; (vii) the subordination of any Lien on the Collateral securing the Senior Obligations to any Lien securing another obligation of the Company or any other Person that is permitted under the Loan Documents as in effect on the date hereof; (viii) the exchange of a security interest in any Collateral for a security interest in other collateral; (ix) the commencement of any proceeding under any Debtor Relief Law; or (x) any other circumstance whatsoever, including a circumstance that might be a defense available to, or a discharge of, the Company in respect of the Senior Obligations or any obligation owing to any Investor Party or any holder of any such obligation.

This Preferred Equity Subordination Agreement shall be governed by, and construed in accordance with, the laws of the State of New York and shall inure to the benefit of, and be binding upon, the Senior Agent, the Secured Parties and their respective successors and assigns and inure to the benefit of, and be binding upon, the Company, each Investor Party and their respective successors and assigns. The parties hereto hereby (a) consent to the exclusive personal jurisdiction of the courts of the State of New York or the federal courts located in the Borough of Manhattan in New York City in connection with any controversy related to this Preferred Equity Subordination Agreement; (b) waive any argument that venue in any such forum is not convenient; (c) agree that any litigation initiated by the Senior Agent, the Company or any Investor Party in connection with this Preferred Equity Subordination Agreement may be venued in any state or federal court located in the State of New York; and (d) agree that a judgment in any such suit, action or proceeding, after all appeals have been concluded, or the time for filing such appeal has lapsed, shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. THE PARTIES HERETO WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION AT LAW OR IN EQUITY OR IN ANY OTHER PROCEEDING BASED ON OR PERTAINING TO THIS PREFERRED EQUITY SUBORDINATION AGREEMENT OR ANY LOAN DOCUMENT.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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Sincerely, BANK OF AMERICA, N.A. as Senior Agent

By:
Name: Charlene Wright-Jones Title: Vice President

[Preferred Equity Subordination Agreement - Signature Page]

Acknowledged and agreed as of the date first written above:

AMERIGON INCORPORATED, as the Company

By:
Name: Daniel R. Coker Title: President and Chief Financial Officer

[Preferred Equity Subordination Agreement - Signature Page]

Acknowledged and agreed as of the date first written above:

KINGSBROOK OPPORTUNITIES MASTER FUND LP, as an Investor Party

By:
Name: Title:

[Preferred Equity Subordination Agreement - Signature Page]

Acknowledged and agreed as of the date first written above:

, as an Investor Party

By:
Name: Title:

[Preferred Equity Subordination Agreement - Signature Page]

Schedule I

Investor Parties

The Registrant hereby agrees to furnish supplementally a copy of any omitted exhibit of schedule to the Commission upon request.

Annex I

Form of Joinder

JOINDER TO PREFERRED EQUITY SUBORDINATION AGREEMENT

THIS JOINDER dated as of [                    ] (this “Joinder”) is executed by the undersigned (an “New Investor Party”), which hereby agrees as follows:

1. All capitalized terms used herein and not defined in this Joinder shall have the meanings provided in that certain Preferred Equity Subordination Agreement (the “Preferred Equity Subordination Agreement”), dated as of March 30, 2011 by and among Amerigon Incorporated, a Michigan corporation, the Investor Parties from time to time party thereto and Bank of America, N.A., as administrative agent for the lenders.

2. As required by the Preferred Equity Subordination Agreement, the New Investor Party is executing this Joinder to become a party to the Preferred Equity Subordination Agreement.

3. Each and every term, condition, representation, warranty, waiver, agreement to subordinate and other provision of the Preferred Equity Subordination Agreement, by this reference, is incorporated herein as if set forth herein in full and each of the undersigned agrees to fully and timely perform each and every obligation of an Investor Party under such Preferred Equity Subordination Agreement.

IN WITNESS WHEREOF, the undersigned has executed this Joinder as of the date first written above.

ADDITIONAL INVESTOR: [ ]

By:
Name: Title: